UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	333-27641	71-0556208
(State of incorporation or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas		72223
(Address of principal executive offices)		(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Information.

On October 4, 2012, the Board of Directors of Bank of the Ozarks, Inc. (the “Company”) approved and the Company executed a definitive agreement and plan of merger (the “Agreement”) with Genala Banc, Inc. (“Genala”) whereby the Company will acquire all of the outstanding common stock of Genala in a transaction valued at approximately $27.3 million.

Under the terms of the Agreement, the Company will issue shares of its common stock valued at approximately $13.9 million plus approximately $13.4 million in cash for all outstanding shares of Genala common stock, subject to certain conditions and potential adjustments. Simultaneous with the closing of the transaction, Genala will merge into the Company, and The Citizens Bank, which is the banking subsidiary of Genala, will merge into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of the shareholders of Genala. The transaction is expected to close in late December 2012 or during the first quarter of 2013.

ADDITIONAL INFORMATION

The Company intends to file a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving the Company and Genala Banc, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission (the “SEC”) on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at the Company’s website at http://www.bankozarks.com, Investor Relations, or by contacting Susan Blair, by telephone at (501) 978-2217.

The Company, Genala Banc, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Genala Banc, Inc. in connection with the merger transaction. Information regarding directors and executive officers of the Company and Genala Banc, Inc. and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of the Company and Genala Banc, Inc. described above and other relevant materials to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 4, 2012 whereby Bank of the Ozarks, Inc. Announces Agreement to Acquire Genala Banc, Inc. in Geneva, Alabama.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: October 4, 2012	/s/ Greg McKinney
Greg McKinney Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 4, 2012 whereby Bank of the Ozarks, Inc. Announces Agreement to Acquire Genala Banc, Inc. in Geneva, Alabama.

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